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                                                                       EXHIBIT 8

                             DEBEVOISE & PLIMPTON
                               875 Third Avenue
                           New York, New York 10022

                                                                October 30, 1996


ITT Hartford Group, Inc.
Hartford Plaza
Hartford, Connecticut  06115

Hartford Capital II
c/o ITT Hartford Group, Inc.
Hartford Plaza
Hartford, Connecticut  06115


                            ITT Hartford Group, Inc.
                              Hartford Capital II
                              Hartford Capital III
                              Hartford Capital IV
                       Registration Statement on Form S-3
                       Post-Effective Amendment No. 1 to
                        Form S-3 Registration Statement
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Ladies and Gentlemen:


          We have acted as special counsel to ITT Hartford Group, Inc., a Delaware corporation ("ITT Hartford"), and Hartford Capital II, Hartford Capital III and Hartford Capital IV, each a statutory business trust organized under the laws of Delaware (each, a "Hartford Capital Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of
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a Registration Statement and Post-Effective Amendment No. 1 to Registration
Statement No. 33-98014 on Form S-3 (Registration No. 333-12617) filed on September 25, 1996 under the 1933 Act, as amended (the "Registration State ment"), relating to the public offering of up to $1,250,000,000 in the aggregate of (i) debt securities of ITT Hartford (ii) preferred stock of ITT Hartford,
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(iii) common stock of ITT Hartford, (iv) depositary shares of ITT Hartford, (v)
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warrants of ITT Hartford, (vi) stock purchase units of ITT Hartford, (vii)
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junior subordinated deferrable interest debentures of ITT Hartford and (viii)
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preferred securities representing preferred undivided beneficial interests in the respective Hartford Capital Trusts. The proceeds of the offering of preferred securities by a Hartford Capital Trust (together with proceeds from the issuance of common interests in such Hartford Capital Trust) may be loaned by such Hartford Capital Trust to ITT Hartford and such loan may be evidenced by junior subordinated debentures of ITT Hartford, to be issued pursuant to a Junior Subordinated Indenture entered into between ITT Hartford and Wilmington Trust Company, as trustee. In addition, certain payment obligations of a Hartford Capital Trust with respect to the preferred securities will be guaranteed by a subordinated guarantee of ITT Hartford to the extent set forth in such guarantee.

          In so acting, we have reviewed the Certificate of Trust of Hartford Capital II and the Trust Agreement of Hartford Capital II, each dated as of October 25, 1995.

          In connection with the issuance pursuant to the Registration Statement of the preferred securities of Hartford Capital II (the "Preferred Securities"), you have requested that we render the opinion set forth below. In rendering such opinion, we have examined and relied upon the representations and warranties as to factual matters made in or pursuant to the documents referred to above and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. We have also assumed the due execution and delivery of the Amended and Restated Trust Agreement of Hartford Capital II in the form of Exhibit 4.12 to the Registration Statement (the "Amended Trust Agreement"), that the Amended Trust Agreement is valid and enforceable in accordance with its terms and that Hartford Capital II will

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at all times comply with the Delaware Business Trust Act and the terms of the
Amended Trust Agreement.

          Subject to the foregoing and the qualifications and limitations set forth herein, (i) it is our opinion that Hartford Capital II will be classified
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as a grantor trust and not as an association taxable as a corporation for federal income tax purposes and (ii) the statements set forth in the Prospectus
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Supplement dated October 25, 1996, relating to the issuance of the Preferred
Securities under the caption "Certain Federal Income Tax Considerations", to the extent that such statements relate to matters of law or legal conclusion, constitute the opinion of Debevoise & Plimpton.

          This opinion is based on the relevant law in effect (or, in the case of Proposed Treasury Regulations, proposed) and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof. This opinion is addressed solely to you and no other person may rely on it, provided that we hereby
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consent to the filing of this opinion as an exhibit to the Registration
Statement and to the use of our name under the caption "Certain Federal Income Tax Considerations" and "Legal Opinions" in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Debevoise & Plimpton

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